Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-251750) pertaining to the Vertiv Group Corporation Employee Retirement Savings Plan of our report dated June 17, 2026, with respect to the financial statements and supplemental schedule of the Vertiv Group Corporation Employee Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Grandview Heights, Ohio
June 17, 2026